                                                                    Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statements on Form S-8 relating to the stock incentive plans of The Wiser Oil Company (Nos. 33-62441, 333-22525, 333-15083 and 333-29973) of our report dated March 9, 2001 appearing on page F-2 of this Annual Report on Form 10-K.



/s/ ARTHUR ANDERSEN LLP
Arthur Andersen LLP

Dallas, Texas,
March 26, 2001